Exhibit 10.1

POLYMER GROUP, INC.

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT is entered into on March 24, 2006, between Polymer Group, Inc., a Delaware corporation (the “Company”), and James L. Schaeffer (“Executive”).

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Employment Period. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on and as of April 1, 2006 and ending on March 31, 2009, unless otherwise terminated earlier as provided in paragraph 4 hereof (the “Employment Period”).

2.             Position and Duties.

(a)           During the Employment Period, Executive shall serve as the Chief Executive Officer of the Company and shall have the normal duties, responsibilities, functions and authority of the Chief Executive Officer, subject to the power and authority of the Board to expand or limit such duties, responsibilities, functions and authority within the scope of duties, responsibilities, functions and authority associated with the position of Chief Executive Officer and to overrule actions of officers of the Company. During the Employment Period, Executive shall render such executive and managerial services to the Company and its Subsidiaries which are consistent with Executive’s position and as the Board may from time to time direct.

(b)           During the Employment Period, Executive shall report to the Board and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) exclusively to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties, responsibilities and functions to the Company and its Subsidiaries hereunder to the best of his abilities in a diligent, trustworthy, professional and efficient manner and shall comply with the Company’s and its Subsidiaries’ policies and procedures in all material respects. In performing his duties and exercising his authority under the Agreement, Executive shall support and implement the business and strategic plans approved from time to time by the Board and shall support and cooperate with the Company’s and its Subsidiaries’ efforts to expand their businesses and operate profitably and in conformity with the business and strategic plans approved by the Board. So long as Executive is employed by the Company, Executive shall not, without the prior written consent of the Board, accept other employment or perform other services for compensation. Notwithstanding the foregoing, it shall not be considered a violation of this Agreement if during the Employment Period Executive (i) agrees to serve on the board of directors of one other company with operations related to the nonwovens field which would not be considered to be a competitor of the company and devotes a reasonable amount of time to performing his duties as an outside director of such company, or (ii) serves on civic or charitable boards or committees consistent with his status as a full-time executive officer, so long as such activities do not significantly interfere with his performance of his responsibilities as an executive officer of the Company.

(c)           For purposes of this Agreement, “Subsidiaries” shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

3.             Compensation and Benefits.

(a)           During the Employment Period, Executive’s base salary shall be $650,000 per annum, effective on and after April 1, 2006, or such higher rate as the Board may determine from time to time (as adjusted from time to time, the “Base Salary”), which salary shall be payable by the Company in regular installments in accordance with the Company’s general payroll practices (in effect from time to time). The Board shall undertake an annual review of Executive’s Base Salary, and shall approve such increases to such Base Salary by such amounts, if any, as the Board determines to be appropriate. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company’s employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible, and Executive shall be entitled to four weeks of paid vacation each calendar year in accordance with the Company’s policies, which if not taken during any year may not be carried forward to any subsequent calendar year and no compensation shall be payable in lieu thereof. During the Employment Period, the Company shall provide Executive with a car comparable to that which he is using on the date of this Agreement (“Car”). The Employee shall take good care of the Car and ensure that the provisions and conditions of any policy of insurance relating thereto are observed (including the provision with respect to protection of the Car), and in the event that the Employee’s employment terminates for whatever reason, he shall forthwith return the Car with the keys and all licenses and other documentation relating to the Car, to the Company. The Employee shall not have any lien right in the Car or in any document or property relating thereto.

(b)           During the Employment Period, the Company shall reimburse Executive for all reasonable business expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

(c)           In addition to the Base Salary, the Board may, in its sole discretion, award a bonus to Executive following the end of each fiscal year during the Employment Period based upon Executive’s performance and the Company’s operating results during such year; provided, that Executive shall be entitled to a minimum performance bonus opportunity each year of not less than 50% of his Base Salary, which bonus shall be payable upon the achievement by the Company of certain performance target levels established by the Board for Executive and the other senior executive officers of the Company. In addition, Executive may be eligible for specific bonuses as may be determined by the Board from time to time relating to certain extraordinary corporate events, such as acquisitions or dispositions.

(d)           In addition to the Base Salary and any bonuses payable to Executive pursuant to this paragraph, Executive shall be entitled to health insurance and disability insurance of such coverage as reasonably determined by the Board and term life insurance in an amount equal to two times Executive’s Base Salary.

(e)           During the Employment Period, Executive shall also be entitled to reasonable periods of sick leave (without loss of pay) in accordance with the Company’s policies as in effect from time to time.

(f)            All amounts payable to Executive as compensation hereunder shall be subject to all required and customary withholding by the Company.

4.             Term.

(a)           Unless renewed by the mutual agreement of the Company and Executive, the Employment Period shall end on March 31, 2009. The Employment Period shall terminate prior to such date (i) immediately upon Executive’s resignation (with or without Good Reason, as defined below), death or Disability and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause. Except as otherwise provided herein, any termination of the Employment Period by the Company shall be effective as specified in a written notice, or oral notice later confirmed in writing, from the Company to Executive.

(b)           If the Employment Period is terminated by the Company without Cause or upon Executive’s resignation with Good Reason during the term of this Agreement, Executive shall be entitled to receive from the Company as special severance payments an amount equal to (i) his Base Salary, as in effect immediately prior to the date of his termination, for the period equal to the 36 month anniversary of the date of termination (the “Severance Period”), and (ii) his target bonus opportunity for the fiscal year in which the termination date occurs, multiplied by a fraction equal to the number of days of employment completed by Executive during the fiscal year in which the termination date occurs divided by 365, in each case if and only if Executive has executed and delivered to the Company the General Release substantially in form and substance as set forth in Exhibit A attached hereto and only so long as Executive has not breached the provisions of paragraphs 5, 6 and 7 hereof and does not apply for unemployment compensation chargeable to the Company during the Severance Period, and Executive shall not be entitled to any other salary, compensation or benefits after termination of the Employment Period, except as specifically provided for in the Company’s employee benefit plans or as otherwise expressly required by applicable law. The Base Salary payable pursuant to this paragraph 4(b) for the first six months of the Severance Period and the target bonus opportunity shall be paid to Executive in a lump sum on the first day of the calendar month following the six month anniversary of the termination date, and the Base Salary payable pursuant to this paragraph 4(b) for the remainder of the Severance Period shall be payable in regular monthly installments. The amounts payable pursuant to this paragraph 4(b) shall not be reduced by the amount of any compensation Executive receives with respect to any other employment during the Severance Period.

(c)           If the Employment Period is terminated by the Company for Cause or is terminated pursuant to clause (a)(i) above (other than termination with Good Reason) or expires and is not renewed hereunder, Executive shall only be entitled to receive his Base Salary through the date of termination or expiration and shall not be entitled to any other salary, compensation or benefits from the Company or its Subsidiaries thereafter, except as otherwise specifically provided for under the Company’s employee benefit plans or as otherwise expressly required by applicable law.

(d)           For twelve months following the date of Executive’s termination, the Company shall, at its expense, continue on behalf of the Executive and his dependants and beneficiaries, the life insurance, disability, medical, dental and hospitalization benefits provided to the Executive immediately prior to the date of termination. The coverage and benefits (including deductibles and costs) provided in this Section 4(d) shall be no less favorable to the Executive and his dependants and beneficiaries, than the coverage and benefits provided to Executive immediately prior to his termination. The Company’s obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder so long as the aggregate coverage and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (d) shall not be interpreted so as to limit any benefits to which the Executive, his dependants or beneficiaries may otherwise be entitled under any of the Company’s employee benefit plans, programs or practices following the termination of employment of the Executive, including without limitation, any applicable retiree medical and life insurance benefits. Except as otherwise expressly provided herein, all of Executive’s rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration, other than those expressly required under applicable law (such as COBRA); provided, that for purposes of determining Executive’s rights under COBRA, the date of the later to occur of (x) the date of the termination or expiration of the Employment Period or (y) the date of the final payment of any severance payments made pursuant to Section 4(b) above, shall be deemed to be the qualifying event for such purpose. The Company may offset any amounts Executive owes it or its Subsidiaries against any amounts it or its Subsidiaries owes Executive hereunder.

(e)           For purposes of this Agreement, “Cause” shall mean with respect to Executive one or more of the following:  (i) a material breach of this Agreement by Executive; provided, that if such breach is capable of being cured, Executive shall be provided 15 days notice to cure such breach, (ii) a breach of Executive’s duty of loyalty to the Company or any of its Subsidiaries or any act of dishonesty or fraud with respect to the Company or any of its Subsidiaries, (iii) the commission by Executive of a felony, a crime involving moral turpitude or other act or omission causing material harm to the standing and reputation of the Company and its Subsidiaries, (iv) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm, or (v) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries.

(f)            For purposes of this Agreement, “Disability” shall mean Executive’s inability to perform the essential duties, responsibilities and functions of his position with the Company and its Subsidiaries as a result of any mental or physical disability or incapacity even with reasonable accommodations of such disability or incapacity provided by the Company and its Subsidiaries or if providing such accommodations would be unreasonable, all as determined by the Board in its reasonable good faith judgment. Executive shall cooperate in all respects with the Company if a question arises as to whether he has become disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialists selected by the Company and authorizing such medical doctor or such other health care specialist to discuss Executive’s condition with the Company).

(g)           For purposes of this Agreement, “Good Reason” shall mean if Executive resigns from employment with the Company and its Subsidiaries prior to the end of the Employment Period as a result of one or more of the following reasons:  (i) the Company reduces the amount of the Base Salary as set forth in paragraph 3(a) or the target annual bonus opportunity payable to Executive (assuming achievement of the relevant performance goals) as set forth in paragraph 3(c), (ii) the Company changes Executive’s title or reduces his responsibilities inconsistent with the positions he holds or (iii) Executive and the Company are unable to agree upon the proper reporting of any financial matter which Executive reasonably believes is appropriate in order to comply with the rules and regulations of the United States Securities and Exchange Commission or in order for the Company’s financial statements to be prepared in conformity with generally accepted accounting principles; provided that written notice of Executive’s resignation for Good Reason must be delivered to the Company within 30 days after the occurrence of any such event in order for Executive’s resignation with Good Reason to be effective hereunder.

5.             Confidential Information.

(a)           Obligation to Maintain Confidentiality. Executive acknowledges that the continued success of the Company and its Subsidiaries, depends upon the use and protection of a large body of confidential and proprietary information. All of such confidential and proprietary information existing prior hereto, now existing or to be developed in the future will be referred to in this Agreement as “Confidential Information.”  Confidential Information will be interpreted as broadly as possible to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to the Company’s or its Subsidiaries’ current or potential business and (ii) is not generally or publicly known. Confidential Information includes, without specific limitation, the information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company and its Subsidiaries, information concerning acquisition opportunities in or reasonably related to the Company’s or its Subsidiaries’ business or industry of which Executive becomes aware during the Employment Period, the persons or entities that are current, former or prospective suppliers or customers of any one or more of them during Executive’s course of performance under this Agreement, as well as development, transition and transformation plans, methodologies and methods of doing business, strategic, marketing and expansion plans, including plans regarding planned and potential sales, financial and business plans, employee lists and telephone numbers, locations of sales representatives, new and existing programs and services, prices and terms, customer service, integration processes, requirements and costs of providing service, support and equipment. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any of such Confidential Information without both Board’s prior written consent, unless and to the extent that any Confidential Information (i) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order. Executive agrees to deliver to the Company at the end of the Employment Period, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company or its Subsidiaries (including, without limitation, all Confidential Information) that he may then possess or have under his control.

(b)           Ownership of Intellectual Property. Executive agrees to make prompt and full disclosure to the Company or its Subsidiaries, as the case may be, of all ideas, discoveries, trade secrets, inventions, innovations, improvements, developments, methods of doing business, processes, programs, designs, analyses, drawings, reports, data, software, firmware, logos and all similar or related information  (whether or not patentable and whether or not reduced to practice) that relate to the Company’s or its Subsidiaries’ actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, acquired, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company or its Subsidiaries and for a period of one (1) year thereafter (collectively, “Work Product”). Any copyrightable work falling within the definition of Work Product shall be deemed a “work made for hire” under the copyright laws of the United States, and ownership of all rights therein shall vest in the Company or its Subsidiary. To the extent that any Work Product is not deemed to be a “work made for hire,” Executive hereby assigns and agrees to assign to the Company or such Subsidiary all right, title and interest, including without limitation, the intellectual property rights that Executive may have in and to such Work Product. Executive shall promptly perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company’s or such Subsidiary’s ownership (including, without limitation, providing testimony and executing assignments, consents, powers of attorney, and other instruments).

(c)           Third Party Information. Executive understands that the Company and its Subsidiaries will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 5(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company or its Subsidiaries who need to know such information in connection with their work for the Company or such Subsidiaries) or use, except in connection with his work for the Company or its Subsidiaries, Third Party Information unless expressly authorized by a member of the Board in writing.

6.     Non-Compete, Non-Solicitation.

(a)           In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that during the course of his employment with the Company and its Subsidiaries he shall become familiar with the Company’s trade secrets and with other Confidential Information concerning the Company and its predecessors and its Subsidiaries and that his services shall be of special, unique and extraordinary value to the Company and its Subsidiaries, and therefore, Executive agrees that, during the Employment Period and for twelve months thereafter (the “Noncompete Period”), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process during the Employment Period on the date of the termination or expiration of the Employment Period, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

(b)           During the Noncompete Period, Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its Subsidiaries).

(c)           If, at the time of enforcement of this paragraph 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive acknowledges that the restrictions contained in this paragraph 6 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.

(d)           In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 6, the Company would suffer irreparable harm, and in addition and supplementary to other rights and remedies existing in its favor, the Company shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this paragraph 6, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive acknowledges that the restrictions contained in paragraph 6 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.

7.     Executive’s Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

8.     Survival. Paragraphs 4 through 27 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

9.     Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

Notices to Executive:

James L. Schaeffer
8 Ripplemoor Lane
Charleston, S.C. 29404

With a copy to:

William H. Sturges
Partner
Shumaker, Loop & Kendrick, LLP
128 South Tryon Street
Suite 1800
Charlotte, NC  28202

Notices to the Company:

Polymer Group, Inc.
4055 Faber Place Drive
North Charleston, S.C. 29405
Attn:  General Counsel

With a copy to:

H. Kurt von Moltke, P.C.
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL  60601

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

10.   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

11.   Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith, including the Change in Control Severance Compensation Agreement referred to in Section 12, embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

12.   Construction with Change in Control Severance Compensation Agreement. The Company and Executive are entering into a Change in Control Severance Compensation Agreement dated as of March 24, 2006, concurrently with entering into this Agreement. For the avoidance of doubt, the Change in Control Severance Compensation Agreement is to be read as additive to this Agreement solely in the circumstances following a Change in Control of the Company, so that the provisions of Sections 4 and Section 6 of the Change in Control Severance Compensation Agreement are in addition to the provisions of Sections 4 and 6 of this Agreement; provided, that the amounts payable to Executive under Section 4(a) of the Change in Control Severance Agreement and the amounts payable to Executive under Section 4(b) of this Agreement shall in no event exceed the total amounts payable to Executive under Section 4(b) of this Agreement.

13.   No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

14.   Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

15.   Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.

16.   Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of South Carolina, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of South Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of South Carolina.

17.   Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate the Employment Period for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

18.   Insurance. The Company may, at its discretion, apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered advisable. Executive agrees to cooperate in any medical or other examination, supply any information and execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.

19.   Indemnification and Reimbursement of Payments on Behalf of Executive. The Company and its respective Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise tax, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or any of its Subsidiaries or Executive’s ownership interest in the Company (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity). In the event the Company or any of its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes.

20.   Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

21.   Executive’s Cooperation. During the Employment and thereafter, Executive shall cooperate with the Company and its Subsidiaries in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments). In the event the Company requires Executive’s cooperation in accordance with this paragraph, the Company shall reimburse Executive solely for reasonable travel expenses (including lodging and meals, upon submission of receipts).

22.   Arbitration. Except with respect to disputes or claims under paragraphs 5 and 6 hereof (which may be pursued in any court of competent jurisdiction as specified below and with respect to which each party shall bear the cost of its own attorney’s fees and expenses except as otherwise required by applicable law), each party hereto agrees that the arbitration procedure set forth in Exhibit B hereto shall be the sole and exclusive method for resolving any claim or dispute (“Claim”) arising out of or relating to the rights and obligations acknowledged and agreed to in this Agreement and the employment of Executive by the Company and its Subsidiaries (including, without limitation, disputes and claims regarding employment discrimination, sexual harassment, termination and discharge), whether such Claim arose or the facts on which such Claim is based occurred prior to or after the execution and delivery of adoption of this Agreement. The parties agree that the result of any arbitration hereunder shall be final, conclusive and binding on all of the parties. Nothing in this paragraph shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined in Exhibit B hereto). Each party hereto hereby irrevocably submits to the jurisdiction of any United States District Court or South Carolina state court of competent jurisdiction sitting in Charleston County, South Carolina, and agrees that such court shall be the exclusive forum with respect to disputes and claims under paragraphs 5 and 6 and for the enforcement of any Final Determination, and irrevocably and unconditionally waives (i) any objection to the laying of venue of any such action, suit or proceeding in such court or (ii) any argument, claim, defense or allegation that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. Each party hereto irrevocably consents to service of process by registered mail or personal service and waives any objection on the grounds of personal jurisdiction, venue or inconvenience of the forum.

23.   Section and Headings. The division of this Agreement into sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular section or other portion hereof. Unless something in the subject matter or context is inconsistent therewith, references to sections and clauses are to sections and clauses of this Agreement.

24.   Number. In this Agreement, words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

25.   Independent Advice. The Company and the Executive acknowledge and agree that they have each obtained independent legal advice in connection with this Agreement and they further acknowledge and agree that they have read, understand and agree with all of the terms hereof and that they are executing this Agreement voluntarily and in good faith.

26.   Copy of Agreement. The Executive hereby acknowledges receipt of a copy of this Agreement duly signed by the Company.

27.   Termination Prior to Effective Date. In the event of a termination of employment of the Executive prior to the Effective Date, this Agreement shall be terminated and shall have no further force or effect.

28.   Currency. All dollar amounts set forth or referred to in this Agreement refer to U.S. currency.

29.   Effectiveness. Once this Agreement has been duly executed and delivered by each party hereto, all of the provisions shall become effective as of April 1, 2006, as if this Agreement had been entered into at such time, including the compensation provisions contained in Section 3.

    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Polymer Group, Inc.

By:

Its:

__________________________________________________

James L. Schaeffer

Exhibit A

GENERAL RELEASE

I, James L. Schaeffer, in  consideration of and subject to the performance by Polymer Group, Inc., a Delaware corporation (together with its subsidiaries, the “Company”), of its obligations under the Employment Agreement, entered into on March 24, 2006, (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.

1.                                       I understand that any payments or benefits paid or granted to me under paragraph 4(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in paragraph 4(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company.

2.                                       Except as provided in paragraph 4 below and except for the provisions of my Employment Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place from the beginning of time through the date this General Release becomes effective and enforceable and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; the South Carolina Human Affairs Law, S.C. Code

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sections 1-13-10 et seq.; S.C. Code sections 41-10-10 et seq. or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.                                       I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.                                       I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.                                       In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.

6.                                       I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.                                       I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and return all payments received by me pursuant to the Agreement.

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8.                                       I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9.                                       Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

10.                                 I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

11.                                 I agree not to disparage the Company, its past and present investors, officers, directors or employees or its affiliates and to keep all confidential and proprietary information about the past or present business affairs of the Company and its affiliates confidential unless a prior written release from the Company is obtained. I further agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.

12.                                 Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

13.                                 Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release

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shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)                                  I HAVE READ IT CAREFULLY;

(b)                                 I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)                                  I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d)                                 I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e)                                  I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON                   ,      TO CONSIDER IT AND THE CHANGES MADE SINCE THE                   ,      VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f)                                    THE CHANGES TO THE AGREEMENT SINCE                   ,      EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g)                                 I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(h)                                 I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i)                                     I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE:                                                                                                    ____________________________________

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Exhibit B

ARBITRATION PROCEDURE

1.             Notice of Claim. A party asserting a Claim (the “Claimant”) shall deliver written notice to each party against whom the Claim is asserted (collectively, the “Opposing Party”), with a copy to the persons required to receive copies of notices under the Agreement (the “Additional Notice Parties”), specifying the nature of the Claim and requesting a meeting to resolve same. The Additional Notice Parties shall be given reasonable notice of and invited and permitted to attend any such meeting. If no resolution is reached within 10 business days after delivery of such notice, the Claimant or the Opposing Party may, within 45 days after giving such notice, invoke the arbitration procedure provided herein by delivering to each Opposing Party and the Additional Notice Parties a notice of arbitration which shall specify the Claim as to which arbitration is sought, the nature of the Claim, the basis for the Claim and the nature and amount of any damages or other compensation or relief sought (a “Notice of Arbitration”). Each party agrees that no punitive damages may be sought or recovered in any arbitration, judicial proceeding or otherwise. Failure to file a Notice of Arbitration within 45 days shall constitute a waiver of any right to relief for the matters asserted in the notice of Claim. Any Claim shall be forever barred, and no relief may be sought therefor, if written notice of such Claim is not made as provided above within one year of the date such Claim accrues.

2.             Selection of Arbitrator. Within 20 business days after receipt of the Notice of Arbitration, the Executive and a duly authorized representative of the Company shall confer, whether in person, by telephone or in writing, and attempt to agree on an arbitrator to hear and decide the Claim. If the Executive and the Board cannot agree on an arbitrator within ten business days, then they shall request the American Arbitration Association (the “AAA”) in Charleston, South Carolina to appoint an arbitrator experienced in the area of dispute who does not have an ongoing business relationship with any of the parties to the dispute. If the arbitrator selected informs the parties he cannot hear and resolve the Claim within the time-frame specified below, the Executive and the Board shall request the appointment of another arbitrator by the AAA subject to the same requirements.

3.             Arbitration Procedure. The following procedures shall govern the conduct of any arbitration under this section. All procedural matters relating to the conduct of the arbitration other than those specified below shall be discussed among counsel for the parties and the arbitrator. Subject to any agreement of the parties, the arbitrator shall determine all procedural matters not specified herein.

(a)           Within 30 days after the delivery of a Notice of Arbitration, each party shall afford the other, or its counsel, with reasonable access to documents relating directly to the issues raised in the Notice of Arbitration. All documents produced and all copies thereof shall be maintained as strictly confidential, shall be used for no purpose other than the arbitration hereunder, and shall be returned to the producing party upon completion of the arbitration. There shall be no other discovery except that, if a reasonable need is shown, limited depositions may be allowed in the discretion of the arbitrator, it being the expressed intention and agreement of each

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party to have the arbitration proceedings conducted and resolved as expeditiously, economically and fairly as reasonably practicable, and with the maximum degree of confidentiality.

(b)           All written communications regarding the proceeding sent to the arbitrator shall be sent simultaneously to each party or its counsel, with a copy to the Additional Notice Parties. Oral communications between any of the parties or their counsel and the arbitrator shall be conducted only when all parties or their counsel are present and participating in the conversation.

(c)           Within 20 days after selection of the arbitrator, the Claimant shall submit to the arbitrator a copy of the Notice of Arbitration, along with a supporting memorandum and any exhibits or other documents supporting the Claim.

(d)           Within 20 days after receipt of the Claimant’s submission, the Opposing Party shall submit to the arbitrator a memorandum supporting its position and any exhibits or other supporting documents. If the Opposing Party fails to respond to any of the issues raised by the Claimant within 20 days of receipt of the Claimant’s submission, then the arbitrator may find for the Claimant on any such issue and bar any subsequent consideration of the matter.

(e)           Within 20 days after receipt of the Opposing Party’s response, the Claimant may submit to the arbitrator a reply to the Opposing Party’s response, or notification that no reply is forthcoming.

(f)            Within 10 days after the last submission as provided above, the arbitrator shall confer with the parties to select the date of the hearing on the issues raised by the Claim. Scheduling of the hearing shall be within the sole discretion of the arbitrator, but in no event more than 30 days after the last submission by the parties, and shall take place within 50 miles of the corporate headquarters of the Company at a place selected by the arbitrator or such other place as is mutually agreed. Both parties shall be granted substantially equal time to present evidence at the hearing. The hearing shall not exceed one business day, except for good cause shown.

(g)           Within 30 days after the conclusion of the hearing, the arbitrator shall issue a written decision to be delivered to both parties and the Additional Notice Parties (the “Final Determination”). The Final Determination shall address each issue disputed by the parties, state the arbitrator’s findings and reasons therefor, and state the nature and amount of any damages, compensation or other relief awarded.

(h)           The award rendered by the arbitrator shall be final and non-appealable, except as otherwise provided under the Federal Arbitration Act, and judgment may be entered upon it in accordance with applicable law in such court as has jurisdiction thereof.

4.             Costs of Arbitration. Each party shall bear its own costs of conducting the arbitration, and administrative fees shall be shared equally among the parties.

5.             Satisfaction of Award. If any party fails to pay the amount of the award, if any, assessed against it within 30 days after the delivery to such party of the Final Determination,

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the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) prime lending rate announced by Citibank N.A. plus three hundred basis points and (ii) the maximum rate permitted by applicable usury laws. In addition, such party shall promptly reimburse the other party for any and all costs or expenses of any nature or kind whatsoever (including attorneys’ fees) reasonably incurred in seeking to collect such award or to enforce any Final Determination.

6.             Confidentiality of Proceedings. The parties hereto agree that all of the arbitration proceedings provided for herein, including any notice of claim, the Notice of Arbitration, the submissions of the parties, and the Final Determination issued by the arbitrator, shall be confidential and shall not be disclosed at any time to any person other than the parties, their representatives, the arbitrator and the Additional Notice Parties; provided, however, that this provision shall not prevent the party prevailing in the arbitration from submitting the Final Determination to a court for the purpose of enforcing the award, subject to comparable confidentiality protections if the court agrees; and further provided that the foregoing shall not prohibit disclosure to the minimum extent reasonably necessary to comply with (i) applicable law (or requirement having the force of law), court order, judgment or decree, including, without limitation, disclosures which may be required pursuant to applicable securities laws, and (ii) the terms of contractual arrangements (such as financing arrangements) to which the Company or any Additional Notice Party may be subject so long as such contractual arrangements were not entered into for the primary purpose of permitting disclosure which would otherwise be prohibited hereunder.

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